Exhibit 10.142

2001 AMENDMENT
TO THE PACIFICARE OF CALIFORNIA
MEDICAL GROUP/IPA SERVICE AGREEMENT
(PROFESSIONAL CAPITATION)

This 2001 Amendment to the Professional Capitation Medical Group/IP A Services Agreement (the “Amendment”) is entered into effective as of January 1, 2001 by and between PACIFICARE OF CALIFORNIA, a California corporation (“PacifiCare”), and Sierra Medical Group (“Medical Group”), with respect to the following facts:

The parties have previously entered into that certain Professional Capitation Medical Group/IPA Services Agreement dated July 1, 1999 (the “Agreement”).

Definitions utilized in this Amendment shall have the same meaning set forth in the Agreement. Except as specifically amended by this Amendment, the Agreement shall continue in full force and effect.

NOW, THEREFORE, in consideration of the foregoing the parties hereto agree as follows:

Article 5 Section 5.4 of the Base Agreement is hereby deleted and replaced with the following:

5.4         Incentive Programs.  Incentive programs are designed to ensure that PacifiCare and Medical Group work collaboratively to deliver Covered Services in an effective and efficient manner by ensuring appropriate utilization of Covered Services. Incentive programs for each Managed Care Plan are set forth in the applicable Product Attachment.

5.4.1                        Incentive Program Withholds.  PacifiCare shall establish a single withhold from Medical Group’s monthly Capitation Payment for purposes of offsetting potential deficits for the combined incentive programs. The monthly incentive withhold for Commercial Hospital Incentive Program shall initially be *** of monthly capitation for each Commercial Member, such withhold shall not exceed *** PMPM of Medical Group’s monthly Capitation Payments for Commercial Members.

For Secure Horizons Members the monthly incentive withhold for Secure Horizons Incentive Program shall initially be *** PMPM of the monthly capitation for each Secure Horizons Member, however such withhold shall not exceed *** PMPM of Medical Group’s monthly Capitation Payments for Secure Members. PacifiCare will examine the Secure Horizons Incentive pool for 1st and 2nd Quarters of 2001 by July 15, 2001 and, if necessary, will make a one time adjustment effective July 1, 2001 to increase the amount of the withhold based on the pool status at that time. But at no time is Secure Horizons Incentive Program withhold to be more than *** PMPM.

*** Confidential Information omitted and filed separately with the Securities and Exchange Commission.

5.4.2                        Incentive Program Settlements.     PacifiCare shall conduct combined settlements for all of the incentive programs for Managed Care Plans applicable to Medical Group. Surpluses and deficits under each of the incentive programs shall be aggregated and offset against one another. PacifiCare will conduct an estimated calculation after six (6) months (the “Interim Calculation”) and a final calculation annually (the “Final Calculation”) based on the calendar year. The incentive program withhold described above shall be refunded to the Medical Group at the time of the incentive program settlements, except that Medical Group’s share of any incentive program deficits shall be deducted from such refund. Payments under the combined incentive programs will be due from the owing party within one hundred and twenty (120) days following the end of the six (6) months for the Interim Calculation and within one hundred and eighty (180) days following the end of the calendar year for the Final Calculation. For the Interim Calculation, the payment due will be limited to *** of the calculated amount due to account for incurred but not received claims. To the extent a Medical Group deficit has been carried forward from a prior settlement period, this deficit shall be offset against amounts due to Medical Group hereunder.  Medical Group shall have thirty (30) days from the date of written notice to audit and submit any revisions to the incentive program settlement to PacifiCare. Any submitted revisions must be approved by PacifiCare and such approval shall not be unreasonably withheld. PacifiCare shall then have thirty (30) days to make any necessary adjustment to the calculation and return the itemized calculation to Medical Group.  Such calculation shall be considered the final calculation unless Medical Group and PacifiCare agree to extend the calculation process. Any amounts owing shall be paid to the appropriate party within thirty (30) days of the release of the final itemized calculation. In the event that claims for providers were incurred during the calendar year in question but were not paid until after the final calculation, such costs shall be carried forward and applied to the subsequent calendar year’s incentive program as an expense for that calendar year.

The following additional settlement will occur for establishing or changing the Secure Horizons Hospital Incentive withhold amounts:

PacifiCare has the sole right to adjust withholds for the purposes of adjusting the Commercial and Secure Horizons Incentive pools. The following additional settlement will occur as follows:

PacifiCare will examine the Secure Horizons Hospital Incentive Pool for lst and 2nd Quarters 2001 by July 15, 2001. For January through April 2001 dates of service PacifiCare will examine all paid and pended claims, apply a completion factor, and add ten percent (10%) to the total. For expenses related to May and June 2001 dates of service, PacifiCare will establish the expenses based on the previous 8 months experience (September 2000-April 2001) and apply that experience to May and June 2001. Medical Group shall have thirty (30) days from the date of written notice to audit and submit any revisions to the additional incentive program settlement to PacifiCare. PacifiCare must approve any submitted revisions and such approval shall not be unreasonably withheld.  PacifiCare shall then have thirty (30) days to make any necessary adjustment to the calculation and return the itemized calculation to Medical Group. Such calculation shall be considered the final calculation for this additional settlement unless Medical Group and PacifiCare agree to extend the calculation process.  Based on the settlement status, the withhold of the monthly capitation for Secure Horizons Members may be increased up to the limit of $*** PMPM. This adjustment to the withhold would be effective July 1, 2001 and would remain in place through the end of the calendar year.

5.4.3                        Incentive Program Compliance with State and Federal Law.  PacifiCare and Medical Group acknowledge and agree that the payments which may be made directly or indirectly under the incentive programs described in this Agreement are not made as an inducement to reduce or limit Covered Services to any specific Member.  Medical Group acknowledges and agrees that any payments which may be made directly or indirectly under physician incentive programs Medical Group may utilize with respect to its Participating Providers shall not be made as an inducement to reduce or limit Covered Services to any specific Member. Medical Group further acknowledges and agrees that the incentive programs described in this Agreement shall be subject to modification by PacifiCare during the term of this Agreement in order to comply with changes in State and Federal Law, and Medical Group further agrees to modify any physician incentive programs utilized with respect to its Participating Providers to comply with such changes.

5.4.4                        Limitation on Medical Group’s Risk.  In the event Medical Group incurs an obligation under the overall incentive program settlement described above, Medical Group shall not be responsible for reimbursing PacifiCare nor shall PacifiCare offset the Medical Group’s obligation against Medical Group’s Capitation Payments due under this Agreement. PacifiCare shall carry forward any Medical Group obligations as the result of an incentive program obligation and the amount carried forward shall be offset against amounts otherwise due to Medical Group under future settlements for the combined incentive programs.  Notwithstanding the foregoing, Medical Group shall be responsible for reimbursing PacifiCare for deficits in pharmacy incentive programs to the extent there are insufficient surpluses due Medical Group from other incentive programs to offset pharmacy deficits; such reimbursement shall be made within thirty (30) days following completion of the Final Calculation for all incentive program settlements described above.

PacifiCare will have the right to establish pharmacy deficit withholds as necessary to allow collection of any pharmacy deficits up to the downside limit.

Section 5.12 or the Base Agreement is hereby deleted and replaced by the following:

5 12                           Recoupment Rights.            Except as may otherwise be specifically provided in this Agreement, PacifiCare shall have the right to immediately recoup any and all amounts owed by Medical Group to PacifiCare against amounts, including Capitation Payments, owed by PacifiCare to Medical Group. This right shall include, without limitation, PacifiCare’s right to recoup the following amounts owed to PacifiCare by Medical Group: (i) amounts owed by Medical Group due to overpayments or payments made in error by PacifiCare; (ii) amounts owed by Medical Group as a result of claims for Medical Group Services that PacifiCare may pay on behalf of Medical Group; (iii) amounts owed by Medical Group for Covered Services provided outside the Medical Group Service Area; (iv) amounts owed by Medical Group as a result of the outcome of the Member appeals and grievance procedure; (v) amounts owed by Medical Group in connection with any other prior or existing agreement between Medical Group and PacifiCare or any PacifiCare Affiliate; (vi) PacifiCare has the right to collect Pharmacy deficits in the form of withholds if PacifiCare is unable to collect from Medical Group up to the maximum limits as set forth in this Agreement. As a material condition to PacifiCare’s obligations under this Agreement, Medical Group agrees that all recoupment and any offset rights pursuant to this Agreement shall be deemed to be and to constitute rights of recoupment authorized in State or Federal law or in equity to the maximum extent possible under law or in equity and that such rights shall not be subject to any requirement of prior or other approval from any court or other government authority that may now or hereafter have jurisdiction over Medical Group.

Product Attachment A PacifiCare Commercial Health Plan, Article 3 – Section 3.1, 3.3.2 , 3.3.4, and 3.4.5 are hereby deleted and replaced by the following:

3.1                                 Capitation Payments for Commercial Plan Members.                                      Capitation Payments for Commercial Plan Members shall be made based upon a per Member per month base capitation rate (“Base Capitation Rate”) adjusted to reflect the Medical Group Members’ age, gender, and benefit plan participation. The Base Capitation Rate shall be *** dollars and twelve cents *** per Commercial Plan Member per month for Antelope Valley Medical Group Members and *** dollars and seventy-four cents ($***) per Commercial Plan Member per month for Sierra Medical Group Members. The Base Capitation Rate shall be adjusted for each Medical Group Member by multiplying the adjustment factor for the applicable Member by the Base Capitation Rate. Age/gender adjustment factors are actuarially determined and are listed below. Benefit adjustment factors are actuarially determined and take into consideration various co-pay and coinsurance levels. PacifiCare may modify the adjustment factors based on actuarially determined changes. Based on Medical Group Members for the month of March 2001 (without taking into account retroactive adjustments), the Medical Group’s average capitation rate would be *** per Member per month. The average capitation rate will vary during subsequent months as a result of changes in the age, gender, and benefit plan participation of the Medical Group’s

Members for the applicable month. The total monthly Capitation Payment shall also be adjusted in the manner set forth in Article 5 of the Base Agreement.

The following are PacifiCare’s age/gender adjustment factors:

Child 0	1.9939
Child 1	1.2664
Child 2 – 9	0.4730
Child 10 – 17	0.4375
Female 18 – 19	0.7395
Female 20 – 24	1.4564
Female 25 – 29	1.6593
Female 30 – 34	1.4785
Female 35 – 39	1.2495
Female 40 – 44	1.3095
Female 45 – 49	1.2221
Female 50 – 54	1.5869
Female 55 – 59	1.7404
Female 60 – 64	2.0135
Female 65 plus	2.0630
Male 18 – 19	03554
Male 20 – 24	0.4774
Male 25 – 29	0.5702
Male 30 – 34	0.6033
Male 35 – 39	0.7038
Male 40 – 44	0.7700
Male 45 – 49	0.8742
Male 50 – 54	1.3235
Male 55 – 59	1.7024
Male 60 – 64	2.2284
Male 65 plus	2.3563

3 3.2                        CHIP Budget.  The CHIP Budget for Commercial Plan Members shall be *** PMPM, excluding Commercial POS Plan Members, subject to the adjustments set forth in Article 5 of the Base Agreement and further specified below.

3.3.4                        CHIP Surplus.  In the event the CHIP Expense is less than the CHIP Budget, the surplus shall be allocated as follows:

*** to Medical Group

*** to PacifiCare

3.4.5                        PIP Deficit.  In the event that the PIP Expense is greater than the PIP Budget, *** of the deficit shall be allocated to Medical Group with a limit of *** PMPM.

Product Attachment C Secure Horizons Health Plan, Article 3 – Section 3.1, 3.3.2, 3.3.4; and 3.4 are hereby deleted and replaced by the following:

3.1                                 Capitation Payments for Secure Horizons Members.  Capitation Payments for Secure Horizons Members shall be *** of the Secure Horizons Revenue per Secure Horizons member per month, subject to the adjustments set forth in Article 5 of the Base Agreement.

3.3.2                        SHIP Budget.  The SHIP Budget for Secure Horizons Members shall be *** percent *** of the Secure Horizons Revenue per Secure Horizons member per month, subject to the adjustments set forth in Article 5 of the Base Agreement and further specified below.

3.3.4                        SHIP Surplus.  In the event the SHIP Expense is less than the SHIP Budget, the surplus shall be allocated as follows:

***to Medical Group

***to PacifiCare

3.4                                 Market-Specific Benefit Program.  PacifiCare may establish, at its sole discretion, an annual Market-Specific Benefit Program (the “MSBP”). The MSBP is designed to provide an incentive to control costs for certain additional benefits (the “MSBP Benefits”) offered to Secure Horizons Members, as defined in the applicable Subscriber Agreement, for the purpose of enhancing the marketability of the Secure Horizons Health Plan.  The MSBP may include the following additional benefits and may be amended from time to time by PacifiCare to reflect changes in the benefits:

Dental Benefits

Immunosuppressive Drugs

Outpatient Pharmacy Benefits

Respite Care

PacifiCare shall retain *** of the Monthly HCFA Payment (the “MSBP Budget”) per Secure Horizons Plan Member per month. The MSBP shall be calculated as follows:

3.4.1                        MSBP Benefits.  shall be the additional benefits listed above in this Section and made available under the Secure Horizons Health Plan as defined in the applicable Subscriber Agreement.

3.4.2                        MSBP Expense.  shall equal the expense incurred for the provision of MSBP Benefits during the applicable period.

3.4.3                        MSBP Surplus.  In the event the MSBP Expense is less than the MSBP Budget, the surplus shall be allocated as follows:

*** to Medical Group
*** to PacifiCare

3.4.4                        MSBP Deficit.  In the event the MSBP Expense is greater than the MSBP Budget, *** of the deficit shall be allocated to the Medical Group, but not more than *** PMPM of the MSBP Budget for the calendar year.

3.4.5                        Settlements.  The calculations in this Section and settlements shall be performed in accordance with the procedures specified in Article 5 of the Base Agreement.

IN WITNESS WHEREOF, the undersigned parties hereby agree to this Amendment as of the date first set forth above.

PacifiCare of California		Sierra Medical Group
A California Corporation

Signature:	/s/ Brian Jeffrey	Signature:	/s/ Peter G. Goll

Date:	5/21/01	Date:	5-15-01

Print Name:	Brian Jeffrey	Print Name:	Peter G. Goll

Print Title:	Vice President	Print Title:	Senior Vice President